INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 1, 2022, Sinclair Broadcast Group’s (“SBG” or the “Company”) subsidiary, Diamond Sports Intermediate Holdings LLC, and certain direct and indirect subsidiaries (collectively “DSIH”) completed a series of transactions (the “Transaction”) which are expected to provide DSIH with approximately $1.0 billion of liquidity enhancement over the next five years. As part of this transaction, DSIH agreed to changes to the composition of its Board of Managers, which changes took effect on May 1, 2022. As a result of this transaction and applicable U.S. generally accepted accounting principles, the Company has concluded that DSIH will be deconsolidated from the Company’s consolidated financial statements effective as of March 1, 2022.

The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited condensed consolidated pro forma balance sheet data as of December 31, 2021 is presented as if the deconsolidation of DSIH had occurred on December 31, 2021. The unaudited condensed consolidated pro forma statement of operations data for the year ended December 31, 2021 is presented as if the deconsolidation of DSIH had occurred as of January 1, 2021. For purposes of the pro forma financial information, the Company has determined the fair value of DSIH to be equal to zero. The unaudited condensed consolidated pro forma financial information is subject to adjustment and is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position would actually have been if deconsolidation had in fact occurred on the dates discussed above. It also does not project or forecast the Company’s condensed consolidated results of operations or financial position for any future date or period.

Through March 1, 2022, DSIH’s results continue to be consolidated into the Company’s financial statements. Following deconsolidation, SBG will account for its interest in DSIH using the equity method of accounting and initially record its investment at the estimated fair value as of March 1, 2022. In connection with the deconsolidation, SBG expects to record, in the first quarter of 2022, a gain to recognize the difference between the carrying value and estimated fair value of its interest in DSIH as of March 1, 2022.

The pro forma condensed consolidated financial information of SBG should be read in conjunction with the historical consolidated financial statements of SBG and the related notes included in our 2021 Annual Report on Form 10-K.

SINCLAIR BROADCAST GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2021
(In millions) (Unaudited)

	Historical SBG Consolidated	Less: Deconsolidation of DSIH		Transaction Accounting Adjustments		Pro Forma SBG Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$816	$(479)	(a)	$—		$337
Accounts receivable, net	1,245	(559)	(a)	—		686
Income taxes receivable	152	—		—		152
Prepaid sports rights	85	(85)	(a)	—		—
Prepaid expenses and other current assets	173	(27)	(a)	30	(d)	176
Total current assets	2,471	(1,150)		30		1,351
Property and equipment, net	833	(106)	(a)	—		727
Operating lease assets	207	(53)	(a)	—		154
Deferred tax assets	293	—		(293)	(i)	—
Restricted cash	3	(3)	(a)	—		—
Goodwill	2,088	—		—		2,088
Indefinite-lived intangible assets	150	—		—		150
Customer relationships, net	3,904	(3,380)	(a)	—		524
Other definite-lived intangible assets, net	1,184	(589)	(a)	—		595
Other assets	1,408	(462)	(a)	214	(d) / (g)	1,160
Total assets	$12,541	$(5,743)		$(49)		$6,749

LIABILITIES , REDEEMABLE NON-CONTROLLING INTERESTS, AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$655	$(261)	(a)	$2	(d)	$396
Current portion of notes payable, finance leases, and commercial bank financing	69	(33)	(a)	—		36
Current portion of operating lease liabilities	35	(14)	(a)	—		21
Current portion of program contracts payable	97	—		—		97
Other current liabilities	346	(300)	(a)	30	(d)	76
Total current liabilities	1,202	(608)		32		626
Notes payable, finance leases, and commercial bank financing, less current portion	12,271	(7,905)	(a)	—		4,366
Deferred tax liabilities	—	—		575	(i)	575
Operating lease liabilities, less current portion	205	(41)	(a)	—		164
Program contracts payable, less current portion	21	—		—		21
Other long-term liabilities	351	(312)	(a)	212	(d)	251
Total liabilities	14,050	(8,866)		819		6,003
Commitments and Contingencies
Redeemable noncontrolling interests	197	(16)	(a)	—		181

Shareholders' Equity:
Class A Common Stock	1	—		—		1
Class B Common Stock	—	—		—		—
Additional paid-in capital	691	(1,467)	(b)	1,467	(b)/(d)	691
(Accumulated deficit) Retained earnings	(2,460)	4,729	(b)/(e)	(2,335)	(b)	(66)
Accumulated other comprehensive loss	(2)	—		—		(2)
Total Sinclair Broadcast Group shareholders’ deficit	(1,770)	3,262	(b)	(868)	(b)	624
Noncontrolling interests	64	(123)	(a)			(59)
Total (deficit) equity	(1,706)	3,139		(868)		565
Total liabilities, redeemable noncontrolling interests, and equity	$12,541	$(5,743)		$(49)		$6,749

SINCLAIR BROADCAST GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(In millions, except per share data) (Unaudited)

	Historical SBG Consolidated	Less: Deconsolidation of DSIH		Transaction Accounting Adjustments (e)		Pro Forma SBG Consolidated
REVENUES:
Media revenues	$6,083	$(3,056)	(c)	$109	(d)	$3,136
Non-media revenues	51	—				51
Total revenues	6,134	(3,056)		109		3,187

OPERATING EXPENSES:
Media programming and production expenses	4,291	(2,793)	(c)	—		1,498
Media selling, general and administrative expenses	908	(297)	(c)	109	(d)	720
Amortization of program contract costs	93	—		—		93
Non-media expenses	57	—		—		57
Depreciation of property and equipment	114	(12)	(c)	—		102
Corporate general and administrative expenses	170	(10)	(c)	—		160
Amortization of definite-lived intangible and other assets	477	(304)	(c)	—		173
Gain on asset dispositions and other, net of impairment	(71)	43	(c)	(3,262)	(f)	(3,290)
Total operating expenses	6,039	(3,373)		(3,153)		(487)
Operating income (loss)	95	317		3,262		3,674

OTHER INCOME (EXPENSE):
Interest expense including amortization of debt discount and deferred financing costs	(618)	436	(c)	(2)	(d)	(184)
Loss on extinguishment of debt	(7)	—		—		(7)
Income (loss) from equity method investments	45	(49)	(c)	—	(g)	(4)
Other (expense) income, net	(14)	(15)	(c)	2	(d)	(27)
Total other expense, net	(594)	372		—		(222)
(Loss) income before income taxes	(499)	689		3,262		3,452
INCOME TAX BENEFIT (PROVISION)	173	—		(868)	(h)	$(695)
NET (LOSS) INCOME	(326)	689		2,394		2,757
Net income attributable to the redeemable noncontrolling interests	(18)	2	(c)	—		(16)
Net (income) loss attributable to the noncontrolling interests	(70)	65	(c)	—		(5)
NET (LOSS) INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$(414)	$756		$2,394		$2,736

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Basic (loss) earnings per share	$(5.51)					$36.46
Diluted (loss) earnings per share	$(5.51)					$36.42
Basic weighted average common shares outstanding (in thousands)	75,050					75,050
Diluted weighted average common and common equivalent shares outstanding (in thousands)	75,050					75,133

SINCLAIR BROADCAST GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial statements of SBG and DSIH. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2021 gives effect to the Transaction as if it had occurred on December 31, 2021. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 gives effect to the Transaction as if it had occurred on January 1, 2021. The historical consolidated financial statements of SBG have been adjusted in the unaudited pro forma condensed consolidated financial information to reflect the accounting for the Transaction under Generally Accepted Accounting Principles (GAAP) and in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Note 2 - Transaction Accounting Adjustments

The following transaction accounting adjustments have been made to reflect the Transaction as if it had occurred on December 31, 2021 for the unaudited pro forma condensed consolidated balance sheet and January 1, 2021 for the unaudited pro forma condensed consolidated statement of operations:

(a) To eliminate assets, liabilities and noncontrolling interests related to the deconsolidation of DSIH, including deferred taxes related to the outside basis difference for the Company’s investment in DSIH.

(b) To adjust shareholders’ equity and recognize a gain upon the deconsolidation of DSIH at an estimated fair value of zero. The total impact on shareholders’ equity was the amount of gain recognized, less the income tax effect, as shown below:

Calculation of Deconsolidation Gain
DSIH total assets	$5,743
DSIH total liabilities	$(8,866)
DSIH redeemable noncontrolling interest	$(16)
DSIH noncontrolling interests	$(123)
Deconsolidation gain	$3,262
Less: Income tax impact	$(868)
Net impact on shareholder’s equity	$2,394

Shareholders’ Equity Reconciliation
SBG historical shareholders’ equity	$(1,770)
Net pro forma impact on shareholder’s equity	$2,394
SBG pro forma shareholders’ equity	$624

(c) To eliminate revenues, expenses and noncontrolling interests related to the deconsolidation of DSIH.

(d) Represents adjustments to remove the effect of intercompany amounts and transactions that were included in DSIH’s historical consolidated financial statements and adjustments to include the effect of intercompany amounts and transactions that were excluded from SBG’s historical consolidated financial statements.

(e) The deconsolidation did not represent a strategic shift that will have a major effect on the Company's operations or financial results and therefore did not meet the criteria to be reported as discontinued operations, and as such, we did not include any pro forma adjustments to that effect.

(f) The gain on deconsolidation is considered non-recurring and should be evaluated as such when analyzing the overall results of the deconsolidation.

(g) We did not include a pro forma adjustment for an equity method loss related to our investment in DSIH because the carrying value of the investment is zero and SBG is not obligated to fund losses incurred by DSIH.

(h) The income tax provision adjustment was calculated as follows:

Pro forma income before income taxes	$3,452
Effective tax rate	20.1%
Pro forma income tax provision	$(695)
Less: SBG historical income tax benefit	$173
Pro forma income tax provision adjustment	$(868)

(i) Adjustment to record the deferred tax impact associated with the deconsolidation at an effective tax rate of 20.1%.